Exhibit 99.1


News Release


FOR IMMEDIATE RELEASE

UNIONBANCORP, INC. ANNOUNCES YEAR-END AND FOURTH QUARTER RESULTS

OTTAWA, IL, February 26, 2004 - Dewey R. Yaeger, President and Chief Executive Officer of UnionBancorp, Inc. (Nasdaq: UBCD) reported net income for the year ended December 31, 2003 of $2,130,000 or $0.48 per diluted share compared to $4,044,000 or $0.94 per diluted share earned in the year ended December 31, 2002. During the fourth quarter of 2003, the Company reported a net loss of ($206,000) or ($0.06) per diluted share. This compares to net income of $1,308,000 or $0.33 per diluted share for the same period in 2002. The Company's quarterly results were adversely impacted by a $1.5 million increase in the provision for loan losses as compared to the fourth quarter 2002.

"The problems we experienced, in relation to the drop in the net interest margin and asset quality issues, have had a direct and profound impact on earnings" commented Yaeger. "Several factors played a role in our disappointing performance in 2003. Some we expected, given the challenges customers face with the still struggling economy, while others, we feel, can be addressed internally. A complete organizational restructuring effort will take effect, to coincide with our bank charter consolidation initiative, in early spring. Operating with a single bank charter will be a positive move for us strategically, financially and operationally and will result in an organization well-positioned to manage risk and grow revenues as a result of more clear reporting channels and greater accountability. "

Fourth Quarter 2003 Highlights:

     o During the fourth quarter, the Company announced the appointment of Dewey R. Yaeger to the position of President and Chief Executive Officer of UnionBancorp, Inc. Mr. Yaeger first joined the Company in April 2003 as a Senior Vice President and Chief Credit Officer and brings with him a proven track record of high quality performance in his 40 plus year banking career.

     o The Company's newest branch facility in Yorkville, Illinois, one of the fastest growing Chicago suburbs, officially opened for business in December of 2003. The facility is located in the new Yorkville Marketplace development at the intersection of Routes 34 and 47.

     o The Board of Directors of UnionBancorp, Inc. approved the payment of a $0.09 quarterly cash dividend on the Company's common stock during the fourth quarter, marking the 75th consecutive quarter of dividends paid to stockholders.

     o The Company filed applications with the Federal Reserve Bank and the Illinois Office of Banks and Real Estate to merge UnionBank/West and UnionBank/Northwest, both stand-alone bank subsidiaries, into the Company's flagship bank, UnionBank. Consolidation of these entities is expected to provide several benefits to the organization including an improved utilization of personnel as a result of the consolidation of various backroom functions, which will result in a reduction in duplicated job functions and a lessening of various administrative and operational tasks.

     o The net interest margin decreased to 3.29% during the fourth quarter 2003 as compared with 3.72% for the same period 2002 and 3.76% from the third quarter 2003. The majority of the change in interest income was related to a decline in yields earned on average loans as competitive pricing on new and refinanced loans, as well as the repricing of variable rate loans in a lower interest rate environment, put downward pressure on loan yields.

     o The Company provided $2.0 million to its allowance for loan losses for the fourth quarter of 2003. The Company's ongoing review of the overall credit quality in the loan portfolio noted a continued deterioration in several seasoned credits during the quarter, downgrades of various other credits, and lingering effects of the soft economy within several markets in which the Company is currently operating.

Net Interest Margin

The net interest margin decreased to 3.29% during the fourth quarter 2003 as compared with 3.72% for the same period 2002 and 3.76% from the third quarter 2003. The majority of the change in interest income was related to a decline in yields earned on average loans as competitive pricing on new and refinanced loans, as well as the repricing of variable rate loans in a lower interest rate environment, put downward pressure on loan yields. Also adversely contributing to the change was a shift in the earning-asset mix away from higher yielding loans to lower yielding investments. Tax-equivalent net interest income was reported at $6.0 million for the fourth quarter of 2003 as compared to $6.8 million for the fourth quarter 2002.

Noninterest Income and Expense

Noninterest income, excluding securities gains, decreased $780,000 or 22.0% during the fourth quarter of 2003 as compared to the same period in 2002. For the period ending December 31, 2003, non-interest income rose $1.3 million to $13.7 million as compared to the same period 2002. The year-over-year increase was largely attributable to the continued strong revenue generation from mortgage banking income. Also contributing to the improvement were increases in overdraft and nsf charges, insurance commissions and fees due to increased brokerage activities and revenue generated from incremental investments in bank-owned life insurance.

Noninterest expense experienced a $564,000 decrease or 7.2% during the fourth quarter of 2003 as compared to the same period in 2002 and fell $419,000 to $28.6 million for the period ending December 31, 2003 as compared to the same period 2002.

Asset Quality

During 2003, the loan portfolio remained relatively unchanged at $476.8 million, as compared to $483.2 million at December 31, 2002. The slight decrease resulted from tighter underwriting standards, a continued softening of overall loan demand and normal paydowns. The level of nonperforming loans to end of period loans totaled 1.77% as of December 31, 2003 compared to 0.99% at December 31, 2002. Net charge-offs for the fourth quarter of 2003 were 0.44% of average loans, as compared to 0.11% for fourth quarter 2002. The reserve coverage ratio (allowance to nonperforming loans) was reported at 106.30% as of December 31, 2003 as compared to 135.50% as of December 31, 2002.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois to the Mississippi River in Western Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement

This release may contain "forward-looking" statements. Forward looking statements are identifiable by the inclusion of such qualifications as "expects", "intends", "believes", "may", "likely" or other indications that the particular statements are not based upon fact but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.


Contact:      Dewey R. Yaeger                  Kurt R. Stevenson
              President and                    Senior Vice President and
              Chief Executive Officer          Chief Financial Officer
              UnionBancorp, Inc.               UnionBancorp, Inc.
              dewey.yaeger@ubcd.com            kurt.stevenson@ubcd.com
              ---------------------            -----------------------

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

     o    Unaudited Quarterly and Year to Date Highlights
     o    Unaudited Consolidated Balance Sheets
     o    Unaudited Consolidated Statements of Income
     o    Unaudited Selected Quarterly Consolidated Financial Data

UnionBancorp, Inc. and Subsidiaries
Unaudited Quarterly and Year to Date Highlights (In Thousands, Except Share Data)
----------------------------------------------------------------------------------------------------

                                                  Three Months Ended          Twelve Months Ended
                                                     December 31,                 December 31,
                                              -------------------------    -------------------------
                                                 2003           2002          2003           2002
                                              ----------     ----------    ----------     ----------
Operating Highlights
   Net income (loss)                          $     (206)    $    1,308    $    2,130     $    4,044
   Return on average total assets                  (0.10)%         0.71%         0.28%          0.53%
   Return on average stockholders equity           (1.10)%         8.22%         3.16%          6.11%
   Net interest margin                              3.29%          3.72%         3.65%          3.74%
   Efficiency ratio                                85.04%         70.86%        72.25%         71.73%

Per Share Data
   Diluted earnings (loss) per common share   $    (0.06)    $     0.33    $     0.48     $     0.94
   Book value per common share                $    16.77     $    16.97    $    16.77     $    16.97
   Diluted weighted average common
      shares outstanding                       4,098,841      4,035,124     4,069,220      4,027,441
   Period end common shares outstanding        4,026,850      3,980,946     4,026,850      3,980,946

Stock Performance Data
   Market Price:
      Quarter End                             $    21.84     $    15.20    $    21.84     $    15.20
      High                                    $    24.04     $    16.01    $    24.04     $    16.01
      Low                                     $    20.00     $    14.75    $    15.15     $    13.73
   Period end price to book value                   1.30           0.90          1.30           0.90

UnionBancorp, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
December 31, 2003 and December 31, 2002 (In Thousands, Except Share Data)
-------------------------------------------------------------------------------------

                                                         December 31,    December 31,
                                                             2003            2002
                                                         ------------    ------------
ASSETS
Cash and cash equivalents                                $     22,198    $     38,962
Securities available-for-sale                                 252,248         227,229
Loans                                                         476,812         483,229
Allowance for loan losses                                      (9,011)         (6,450)
                                                         ------------    ------------
    Net loans                                                 467,801         476,779
Cash surrender value of life insurance                         14,379          13,776
Mortgage servicing rights                                       2,775           2,640
Premises and equipment, net                                    16,576          14,055
Goodwill                                                        7,642           7,642
Intangible assets, net                                          1,232             873
Other real estate                                                 227           1,557
Other assets                                                    8,344           8,103
                                                         ------------    ------------

        Total assets                                     $    793,422    $    791,616
                                                         ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Deposits
        Non-interest-bearing                             $     89,424    $     90,606
        Interest-bearing                                      548,608         551,352
                                                         ------------    ------------
            Total deposits                                    638,032         641,958
    Federal funds purchased and securities sold
      under agreements to repurchase                            1,533           3,588
    Advances from the Federal Home Loan Bank                   72,450          61,750
    Notes payable                                               7,873           8,275
    Series B mandatory redeemable preferred stock                 831              --
    Other liabilities                                           4,656           7,150
                                                         ------------    ------------
        Total liabilities                                     725,375         722,721
                                                         ------------    ------------

Mandatory redeemable preferred stock                               --             831
                                                         ------------    ------------

Stockholders' equity
    Series A convertible preferred stock                          500             500
    Common stock                                                4,628           4,571
    Surplus                                                    22,484          21,856
    Retained earnings                                          43,609          43,113
    Accumulated other comprehensive income                      2,141           3,171
    Unearned compensation under stock option plans                 (2)            (23)
                                                         ------------    ------------
                                                               73,360          73,188
    Treasury stock, at cost                                    (5,313)         (5,124)
                                                         ------------    ------------
            Total stockholders' equity                         68,047          68,064
                                                         ------------    ------------

            Total liabilities and stockholders' equity   $    793,422    $    791,616
                                                         ============    ============

UnionBancorp, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income (Loss)
Three Months and Twelve Months Ended December 31, 2003 and 2002 (In Thousands, Except Per
Share Data)
-----------------------------------------------------------------------------------------------

                                                    Three Months Ended     Twelve Months Ended
                                                       December 31,            December 31,
                                                   --------------------    --------------------
                                                     2003        2002        2003        2002
                                                   --------    --------    --------    --------
Interest income
   Loans                                           $  7,495    $  8,861    $ 32,693    $ 36,283
   Securities
      Taxable                                         1,731       1,870       6,805       7,377
      Exempt from federal income taxes                  361         414       1,533       1,702
   Federal funds sold and other                           4          44          55         147
                                                   --------    --------    --------    --------
      Total interest income                           9,591      11,189      41,086      45,509
Interest expense
   Deposits                                           2,910       3,795      12,453      17,145
   Federal funds purchased and securities sold
     under agreements to repurchase                      26          46         122         170
   Advances from the Federal Home Loan Bank             769         701       2,997       2,514
   Series B mandatory redeemable preferred stock         16          --          64          --
   Notes payable                                         78          92         325         357
                                                   --------    --------    --------    --------
      Total interest expense                          3,799       4,634      15,961      20,186
                                                   --------    --------    --------    --------
Net interest income                                   5,792       6,555      25,125      25,323
Provision for loan losses                             2,011         518       8,236       3,574
                                                   --------    --------    --------    --------
Net interest income after
   Provision for loan losses                          3,781       6,037      16,889      21,749
Noninterest income
   Service charges                                      750         859       3,090       2,812
   Merchant fee income                                   32         304         560       1,185
   Trust income                                         198         224         701         775
   Mortgage banking income                              625         966       3,947       2,843
   Insurance commissions and fees                       503         586       2,318       2,188
   Securities gains, net                                  1          --         281         407
   Other income                                         665         615       2,822       2,245
                                                   --------    --------    --------    --------
                                                      2,774       3,554      13,719      12,455
Noninterest expenses
   Salaries and employee benefits                     3,955       3,930      16,020      15,284
   Occupancy expense, net                               692         508       2,138       1,868
   Furniture and equipment expense                      559         471       2,094       1,820
   Supplies and printing                                182         145         541         525
   Telephone                                            137         306         874       1,074
   Other real estate owned expense                       10         201         178         919
   Amortization of intangible assets                     31         (58)        247         245
   Other expenses                                     1,694       2,321       6,515       7,291
                                                   --------    --------    --------    --------
                                                      7,260       7,824      28,607      29,026
                                                   --------    --------    --------    --------
Income (loss) before income taxes                      (705)      1,767       2,001       5,178
Income taxes                                           (499)        459        (129)      1,134
                                                   --------    --------    --------    --------
Net income (loss)                                      (206)      1,308       2,130       4,044
Preferred stock dividends                                48          64         193         257
                                                   --------    --------    --------    --------
Net income (loss) for common stockholders          $   (254)   $  1,244    $  1,937    $  3,787
                                                   ========    ========    ========    ========
Basic earnings (loss) per share                    $  (0.07)   $   0.34    $   0.48    $   0.95
                                                   ========    ========    ========    ========
Diluted earnings (loss) per common share           $  (0.06)   $   0.33    $   0.48    $   0.94
                                                   ========    ========    ========    ========

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data (In Thousands, Except Share Data)
--------------------------------------------------------------------------------------------------------------------------------

                                                                                 Quarters Ended
                                                --------------------------------------------------------------------------------
                                                  12/31/03         09/30/03         06/30/03         03/31/03         12/31/02
                                                ------------     ------------     ------------     ------------     ------------
                                                                 (Dollars in Thousands, Except Per Share Data)

Statement of Income Data
   Interest income                              $      9,591     $     10,274     $     10,381     $     10,840     $     11,189
   Interest expense                                   (3,799)          (3,775)          (4,080)          (4,259)          (4,634)
                                                ------------     ------------     ------------     ------------     ------------
   Net interest income                                 5,792            6,499            6,301            6,581            6,555
   Provision for loan losses                           2,011            4,356            1,257              612              518
                                                ------------     ------------     ------------     ------------     ------------
   Net interest income after provision for
     loan losses                                       3,781            2,143            5,044            5,969            6,037
   Noninterest income                                  2,774            3,259            4,087            3,599            3,554
   Noninterest expense                                 7,260            7,161            7,169            7,017            7,824
                                                ------------     ------------     ------------     ------------     ------------
   Income (loss) before income taxes                    (705)          (1,759)           1,962            2,551            1,767
   Provision (benefit) for income taxes                 (499)            (890)             516              744              459
                                                ------------     ------------     ------------     ------------     ------------
   Net income (loss)                                    (206)    $       (869)    $      1,446     $      1,807     $      1,308
                                                ============     ============     ============     ============     ============
   Net income (loss) on common stock                    (254)    $       (934)    $      1,382     $      1,743     $      1,244
                                                ============     ============     ============     ============     ============

Per Share Data
   Basic earnings (loss) per common shares      $      (0.07)    $      (0.23)    $       0.34     $       0.44     $       0.34
   Diluted earnings (loss) per common shares           (0.06)           (0.23)            0.34             0.43             0.33
   Cash dividends on common stock                       0.09             0.09             0.09             0.09             0.08
   Dividend payout ratio for common stock                 --               --            18.56%           20.60%           23.73%
   Book value per common share                  $      16.77     $      16.87     $      17.55     $      17.29     $      16.97
   Basic weighted average common shares
     outstanding                                   4,010,111        4,000,546        3,994,564        3,984,319        3,980,946
   Diluted weighted average common shares
     outstanding                                   4,098,841        4,097,793        4,068,284        4,044,782        4,035,124
   Period-end common shares outstanding            4,026,850        4,000,646        3,998,946        3,986,046        3,980,946

Balance Sheet Data
   Securities                                   $    252,248     $    235,508     $    220,937     $    230,123     $    227,229
   Loans                                             476,812          483,042          476,386          477,406          483,229
   Allowance for loan losses                           9,011            9,082            7,253            6,498            6,450
   Assets                                            793,422          792,481          772,931          779,424          791,616
   Deposits                                          638,032          622,952          606,955          626,076          641,958
   Stockholders' equity                               68,047           67,989           70,701           69,423           68,064

Earnings Performance Data
   Return on average total assets                      (0.10)%          (0.45)%           0.74%            0.94%            0.71%
   Return on average stockholders' equity              (1.10)           (4.98)            8.10            10.58             8.22
   Net interest margin ratio                            3.29             3.76             3.66             3.89             3.72
   Efficiency ratio (1)                                85.04            71.59            69.30            66.38            70.86

Asset Quality Ratios
   Nonperforming assets to total end of
     period assets                                      1.10%            1.30%            0.84%            0.68%            0.80%
   Nonperforming loans to total end of
     period loans                                       1.78             2.11             1.29             0.86             0.99
   Net loan charge-offs to total average
     loans                                              0.44             0.52             0.10             0.12             0.11
   Allowance for loan losses to total end of
     period loans                                       1.89             1.88             1.52             1.38             1.33
   Allowance for loan losses to nonperforming
     loans                                            106.30            89.01           117.69           159.58           135.50

Capital Ratios
   Average equity to average assets                     8.63%            8.94%            9.04%            8.89%            8.63%
   Total capital to risk adjusted assets               12.52            12.20            12.63            12.26            11.84
   Tier 1 leverage ratio                                7.60             7.63             8.01             7.79             7.48

----------------------------------------

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.